                                                                     EXHIBIT 4.4

                          SIXTH SUPPLEMENTAL INDENTURE

      SIXTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2006 (the "SIXTH
SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation
(the "COMPANY"), the subsidiary guarantors listed on Exhibit A attached hereto
(collectively, the "Existing Subsidiary Guarantors"), the subsidiary guarantors listed on Exhibit B attached hereto (the "New Subsidiary Guarantors"), and U.S.
Bank National Association (formerly Wachovia Bank, National Association), a national banking association, as trustee (the "TRUSTEE").

                                   WITNESSETH

      WHEREAS, the Company has issued its 2.00% Senior Subordinated Convertible
Notes due November 1, 2024 (the "NOTES") in the aggregate principal amount of
$345,000,000 under and pursuant to the Indenture, dated as of October 29, 2004
(the "BASE INDENTURE"), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 29, 2004 (the "FIRST
SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee, as further supplemented by the Second Supplemental
Indenture, dated as of December 29, 2004 (the "SECOND SUPPLEMENTAL INDENTURE"),
among the Company, the Subsidiary Guarantors parties thereto, and the Trustee, as further supplemented by the Third Supplemental Indenture, dated as of May 25,
2005 (the "THIRD SUPPLEMENTAL INDENTURE") among the Company, the Subsidiary
Guarantors parties thereto and the Trustee, as further supplemented by the
Fourth Supplemental Indenture, dated as of August 25, 2005, (the "FOURTH
SUPPLEMENTAL INDENTURE) among the Company, the Subsidiary Guarantors parties thereto and the Trustee, as further supplemented by the Fifth Supplemental
Indenture, dated as of December 9, 2005, (the "FIFTH SUPPLEMENTAL INDENTURE")
among the Company, the Subsidiary Guarantors parties thereto and the Trustee, together with the Base Indenture, the First Supplemental Indenture, the Second
Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, (the "INDENTURE"), among the Company, the Subsidiary
Guarantors parties thereto and the Trustee;

      WHEREAS, pursuant to Section 5.03 of the First Supplemental Indenture, the
Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee this Sixth Supplemental Indenture pursuant to which the
New Subsidiary Guarantors shall become bound by the provisions of the Indenture as a Subsidiary Guarantor;

      WHEREAS, pursuant to Section 10.01 of the First Supplemental Indenture,
the Trustee is authorized to execute and deliver this Sixth Supplemental
Indenture;

      WHEREAS, all things necessary for the execution of this Sixth Supplemental
Indenture and to make this Sixth Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

      NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors,
and the Trustee, such parties

hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

            Section 1.       Definitions.

            Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Sixth Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture.

            Section 2.       Subsidiary Guarantee.

            (a)   By execution and delivery of this Sixth Supplemental
Indenture, the New Subsidiary Guarantors hereby agree to become a Subsidiary
Guarantor pursuant to the Indenture and to assume all obligations of the
Subsidiary Guarantors under the Indenture (including, without limitation, the
Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

            (b)   The New Subsidiary Guarantors hereby agree that its execution and delivery of this Sixth Supplemental Indenture shall evidence its Subsidiary
Guarantee as set forth in the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the
Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Sixth Supplemental Indenture, and shall constitute due delivery of the Subsidiary Guarantee set forth in this Sixth Supplemental
Indenture on behalf of the New Subsidiary Guarantors. Each of the Existing
Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in the Indenture shall remain in full force and effect.

            Section 3.       Effectiveness and Validity.

            (a)   This Sixth Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by this Sixth
Supplemental Indenture, is in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the
Sixth Supplemental Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

            (b)   If an Officer of a Subsidiary Guarantor whose signature is on the Indenture or the Sixth Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such
Subsidiary Guarantor's Subsidiary Guarantee shall be valid nevertheless.

            Section 4.       Solvency; No Fraudulent Transfer or Conveyance.

            The New Subsidiary Guarantors, for the benefit of each Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the
New Subsidiary Guarantors confirm that the Subsidiary Guarantee given by the New
Subsidiary Guarantor does not constitute a fraudulent transfer or conveyance

                                       2

for purposes of the United States Bankruptcy Code, the Uniform Fraudulent
Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.

            Section 5.       No Personal Liability of Directors, Officers,
Employees and Stockholders.

            No director, officer, employee, incorporator or stockholder of the
Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture or this Sixth Supplemental Indenture, the Subsidiary Guarantees, or
for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Sixth Supplemental Indenture.

            Section 6.       Governing Law.

            THIS SIXTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE SUBSIDIARY
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

            Section 7.       Successors.

            All agreements of the Company and the Subsidiary Guarantors in the
Indenture, this Sixth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Sixth Supplemental
Indenture shall bind its successors.

            Section 8.       Duplicate Originals.

            The parties may sign any number of copies of this Sixth Supplemental
Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

            Section 9.       Severability.

            In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, this Sixth Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            Section 10.      Headings.

            The headings of the sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                       3

            Section 11.      Trustee.

            The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

                                       4

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental
Indenture to be duly executed as of the date first written above.

                                     ARMOR HOLDINGS, INC.,
                                       a Delaware corporation

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Corporate Controller and
                                                Treasurer

                                     U.S. BANK NATIONAL ASSOCIATION as Trustee

                                     By: /s/ Stephanie Moore
                                         ---------------------------------------
                                         Name: Stephanie Moore
                                         Title: Authorized Agent

                                     AS EXISTING SUBSIDIARY GUARANTORS:

                                     911EP, INC.
                                     ACCUCASE, L.L.C.
                                     AHI PROPERTIES I, LLC (F/K/A AHI PROPERTIES
                                       I, INC.)
                                     ARMOR ACCESSORIES, INC.
                                     ARMOR BRANDS, INC.
                                     ARMORGROUP SERVICES, LLC
                                     ARMOR HOLDINGS GP, LLC
                                     ARMOR HOLDINGS LP, LLC
                                     ARMOR HOLDINGS FORENSICS, L.L.C.
                                     ARMOR HOLDINGS PRODUCTS, L.L.C.
                                     ARMOR HOLDINGS PROPERTIES, INC.
                                     ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                                     ARMOR SAFETY PRODUCTS COMPANY
                                     BIANCHI INTERNATIONAL
                                     CASCO INTERNATIONAL, INC.
                                     CDR INTERNATIONAL, INC.
                                     CENTIGON USA, LLC
                                     THE CENTIGON COMPANY, LLC
                                     CENTIGON SALES & MARKETING, LLC
                                     DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                                     HATCH IMPORTS, INC.
                                     IDENTICATOR, LLC
                                     MONADNOCK LIFETIME PRODUCTS, INC., a
                                       Delaware corporation
                                     MONADNOCK LIFETIME PRODUCTS, INC. a
                                        New Hampshire corporation
                                     MONADNOCK POLICE TRAINING COUNCIL, INC.
                                     NEW TECHNOLOGIES ARMOR, INC.
                                     ODV HOLDINGS CORP.
                                     O'GARA-HESS & EISENHARDT ARMORING COMPANY,
                                       L.L.C.
                                     PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS,
                                       INC.
                                     RAMTECH DEVELOPMENT CORP.
                                     SAFARILAND GOVERNMENT SALES, INC.
                                     SAFARI LAND LTD., INC.
                                     SPEEDFEED ACQUISITION CORP.
                                     MT. COBB SPECIALTY, INC.

                                     PENN FIBRE & SPECIALTY COMPANY
                                       OF DELAWARE, INC.
                                     PFS SALES COMPANY
                                     SECOND CHANCE ARMOR, INC.
                                     THE SPECIALTY GROUP, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       DELAWARE, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       KENTUCKY, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       NEVADA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       PENNSYLVANIA, INC.
                                     SPECIALTY DEFENSE SYSTEMS OF
                                       TENNESSEE, INC.
                                     SPECIALTY MACHINERY, INC.
                                     SPECIALTY PLASTIC PRODUCTS OF
                                       DELAWARE, INC.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTIES, LTD.

                                     By: NAP PROPERTY MANAGERS LLC,
                                         its General Partner

                                     By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     NAP PROPERTY MANAGERS, LLC

                                     By: ARMOR HOLDINGS PROPERTIES, INC.,
                                         its Managing Member

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Manager

                                     ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                                       (F/K/A AHI BULLETPROOF ACQUISITION CORP.)
                                     INTERNATIONAL CENTER FOR SAFETY EDUCATION,
                                       INC.
                                     SIMULA, INC.
                                     SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                     SIMULA POLYMER SYSTEMS, INC.
                                     SIMULA TECHNOLOGIES, INC.

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Chief Financial Officer,
                                                Treasurer and Secretary

                                     ARMOR HOLDINGS AIRCRAFT, LLC

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager and Vice President

                                     ARMOR HOLDINGS GOVERNMENT RELATIONS, LLC

                                     By: /s/ Glenn J. Heiar
                                         ---------------------------------------
                                         Name:  Glenn J. Heiar
                                         Title: Manager, Chief Financial
                                                Officer, Treasurer and Secretary

                                     ARMOR HOLDINGS INFORMATION
                                       TECHNOLOGY, L.L.C.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Manager and Vice President

                                     AS NEW SUBSIDIARY GUARANTORS:

                                     STEWART & STEVENSON SERVICES, INC.
                                     C. JIM STEWART & STEVENSON, INC.
                                     CREOLE STEWART & STEVENSON, INC. (F/K/A
                                       CREOLE ACQUISITION INCORPORATED)
                                     CYPRESS ACQUISITION, INC. (F/K/A
                                       SKYMAIL-WEST, CORP.)
                                     IPSC CO., INC.
                                     NEW CYPRESS, INC.
                                     PAMCO SERVICES INTERNATIONAL, INC.
                                       (F/K/A STEWART & STEVENSON
                                       INTERAMERICAS, INC.)
                                     S&S DOMESTIC INTERNATIONAL SALES CORP.
                                       (F/K/A STEWART & STEVENSON
                                       INTERNATIONAL CORPORATION)
                                     S&S TUG SERVICE CENTERS INC. (F/K/A S&S
                                       OPERATORS, INC.).
                                     SIERRA DETROIT DIESEL ALLISON, INC.
                                     STEWART & STEVENSON DE LAS AMERICAS, INC.
                                     STEWART & STEVENSON DEVELOPMENT
                                       SERVICES, INC. (F/K/A SOUTH BELLAIRE
                                       CORPORATION)
                                     STEWART & STEVENSON EMPLOYEE
                                       SERVICES, INC.
                                     STEWART & STEVENSON FMTV
                                       INTERNATIONAL, INC.
                                     STEWART & STEVENSON HOLDINGS, INC.
                                       (F/K/A S&S OILTOOLS, INC.)
                                     STEWART & STEVENSON INTERNATIONAL, INC.
                                     STEWART & STEVENSON OPERATIONS, INC.
                                       (F/K/A STEWART & STEVENSON
                                       OPERATORS, INC.).
                                     STEWART & STEVENSON OVERSEAS, INC.
                                     STEWART & STEVENSON POWER, INC.
                                     STEWART & STEVENSON TECHNICAL
                                       SERVICES, INC. (F/K/A OPERACIONES E
                                       INGENIERIA ADINA CO., S.A.)
                                     STEWART & STEVENSON TRANSPORTATION,
                                       INC.
                                     STEWART & STEVENSON TVS, INC. (F/K/A
                                     STEWART & STEVENSON VEHICLE SERVICES,
                                       INC.)

                                     STEWART & STEVENSON VEHICLE SERVICES,
                                       INC. (F/K/A FUTURE ACQUISITION, INC.)
                                       (F/K/A STEWART & STEVENSON VEHICLE
                                       SERVICES (NC), INC.)
                                     TVS HOLDINGS, INC.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     EXTENDED REACH LOGISTIC, INC.

                                     By: STEWART & STEVENSON VEHICLE SERVICES,
                                         Inc., its Parent

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     S&S TRUST, A PENNSYLVANIA BUSINESS TRUST

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                         Name:  Robert R. Schiller
                                         Title: Trustee

                                     STEWART & STEVENSON TACTICAL VEHICLE
                                     SYSTEMS, LP

                                     By: STEWART & STEVENSON TVS, INC.,
                                         its General Partner

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                     TVS HOLDINGS, LLC, its Limited Partner

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name:  Philip A. Baratelli
                                         Title: Vice President

                                    EXHIBIT A

911EP, Inc., a Delaware corporation
AccuCase, L.L.C., a California limited liability company
AHI Properties I, LLC (f/k/a AHI Properties I, Inc.) a Delaware limited liability company
Armor Accessories, Inc., a Delaware corporation
Armor Brands, Inc., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
Armor Holdings Aerospace & Defense, Inc. (f/k/a AHI Bulletproof Acquisition
      Corp.), a Delaware corporation
Armor Holdings Forensics, L.L.C., a Delaware limited liability company
Armor Holdings Government Relations, LLC, a Delaware limited liability company
Armor Holdings GP, LLC, a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
Armor Holdings LP, LLC, a Delaware limited liability company
Armor Holdings Mobile Security, L.L.C., a Delaware limited liability company
Armor Holdings Payroll Services, LLC, a Delaware limited liability company
Armor Holdings Products, L.L.C., a Delaware limited liability company
Armor Holdings Properties, Inc., a Delaware corporation
Armor Safety Products Company, a Delaware corporation
Bianchi International, a California corporation
Casco International, Inc., a New Hampshire corporation
CDR International, Inc., a Delaware corporation
Centigon USA, LLC, a Delaware limited liability company
Centigon Sales & Marketing, LLC, a Delaware limited liability company
The Centigon Company, LLC, a Delaware limited liability company
Defense Technology Corporation of America, a Delaware corporation
Hatch Imports, Inc., a California corporation
Identicator, Inc., a Delaware corporation
International Center for Safety Education, Inc., an Arizona corporation
Monadnock Lifetime Products, Inc., a Delaware corporation
Monadnock Lifetime Products, Inc., a New Hampshire corporation
Monadnock Police Training Council, Inc., a New Hampshire corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
NAP Properties, Ltd., a California limited partnership
NAP Property Managers, LLC, a California limited liability company
New Technologies Armor, Inc., a Delaware corporation
ODV Holdings Corp., a Delaware corporation
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C., a Delaware limited liability company
Pro-Tech Armored Products of Massachusetts, Inc., a Massachusetts corporation
Ramtech Development Corp., a Delaware corporation
Safariland Government Sales, Inc., a California corporation
Safari Land Ltd., Inc., a California corporation
Second Chance Armor, Inc., a Delaware corporation
Simula, Inc., an Arizona corporation
Simula Aerospace & Defense Group, Inc., an Arizona corporation
Simula Polymer Systems, Inc., an Arizona corporation

Simula Technologies, Inc., an Arizona corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation

                                    EXHIBIT B

Stewart & Stevenson Services, Inc., a Texas corporation.
C. Jim Stewart & Stevenson, Inc., a Delaware corporation
Creole Stewart & Stevenson, Inc. (f/k/a Creole Acquisition Incorporated), a
Delaware corporation.
Cypress Acquisition, Inc. (f/k/a Skymail-West, Corp.), a Delaware corporation.
Extended Reach Logistic, Inc., a Virginia corporation.
IPSC CO., INC., an Arkansas corporation.
New Cypress, Inc., a Delaware corporation.
PAMCO Services International, Inc.
(f/k/a Stewart & Stevenson InterAmericas, Inc.), a Delaware corporation.
S&S Domestic International Sales Corp. (f/k/a Stewart & Stevenson International
Corporation), a Delaware corporation.
S&S Trust, a Pennsylvania Business Trust.
S&S Tug Service Centers Inc. (f/k/a S&S Operators, Inc.), a Delaware
corporation.
Sierra Detroit Diesel Allison, Inc., a Nevada corporation.
Stewart & Stevenson de las Americas, Inc., a Delaware corporation.
Stewart & Stevenson Development Services, Inc. (f/k/a South Bellaire
Corporation), a Delaware corporation.
Stewart & Stevenson Employee Services, Inc., a Delaware corporation.
Stewart & Stevenson FMTV International, Inc., a Delaware corporation.
Stewart & Stevenson Holdings, Inc. (f/k/a S&S Oiltools, Inc.), a Delaware
corporation.
Stewart & Stevenson International, Inc., a Delaware corporation.
Stewart & Stevenson Operations, Inc. (f/k/a Stewart & Stevenson Operators,
Inc.). a Delaware corporation.
Stewart & Stevenson Overseas, Inc., a Texas corporation.
Stewart & Stevenson Power, Inc., a Delaware corporation.
Stewart & Stevenson Tactical Vehicle Systems, LP, a Delaware limited partnership.
Stewart & Stevenson Technical Services, Inc. (f/k/a Operaciones E
Ingenieria Adina Co., S.A.), a Delaware corporation.
Stewart & Stevenson Transportation, Inc., a Texas corporation.
Stewart & Stevenson TVS, Inc. (f/k/a Stewart & Stevenson Vehicle Services,
Inc.). a Delaware corporation.
Stewart & Stevenson Vehicle Services, Inc. (f/k/a Future Acquisition, Inc.)
(f/k/a Stewart & Stevenson Vehicle Services (NC), Inc.), a Delaware corporation.
TVS Holdings, Inc., a Delaware corporation.
TVS Holdings, LLC, a Delaware limited liability company.